Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
FOURTH AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS FOURTH AMENDMENT, effective as of July 16, 2026 (the “Effective Date”), to the Fund Accounting Servicing Agreement, dated as of April 3, 2023, as amended (the “Agreement”), is entered into by and between ARISTOTLE FUNDS SERIES TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”). ARISTOTLE INVESTMENT SERVICES, LLC, a Delaware limited liability company (the “Adviser”), is a party to the Agreement with respect to Section 8 and as otherwise agreed between the Adviser and the Trust, but only as it relates to any fees, charges or expenses incurred under the Agreement. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the term of the Agreement; and

WHEREAS, the parties wish to add services applicable to exchange traded funds (each an “ETF Series”, and collectively with each Fund Series, the “Fund(s)”) to the Agreement; and
WHEREAS, the parties desire to amend Exhibit A of the Agreement; and WHEREAS, the parties desire to amend Exhibit B of the Agreement; and WHEREAS, the parties desire to amend the Agreement to add Exhibit B-1 for the ETF
Series; and

WHEREAS, Section 16.E. of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.Section 16.A of the Agreement is hereby superseded and replaced in its entirety with the following:

16. Term of the Agreement; Amendment
A. This Agreement shall become effective as of July 16, 2026 and will continue in effect for a period of three (3) years (“New Term”). Following the New Term, this Agreement shall automatically renew for successive one (1) year terms unless either party provides written notice at least 90 days prior to the end of the then current term that it will not be renewing the Agreement.

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Paragraphs B. – E. remain unchanged by this amendment and shall remain in full force and effect. Any other reference to “Initial Term” (Section 17.a.) in the Agreement shall hereby be changed to “New Term

2.Section 3 of the Agreement is hereby superseded and replaced in its entirety with the following:

The services and duties of USBGFS as fund accountant are described in Exhibit C, attached hereto. For the avoidance of doubt, Exhibit C applies to all Funds, and any services and duties specific to ETF Series are described in Exhibit D attached hereto.

3.Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.
4.Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.
5.Exhibit B-1 for the ETF Series attached hereto is hereby added to the Agreement.
6.Exhibit E attached hereto is hereby added to the Agreement.

7.Exhibit F attached hereto is hereby added to the Agreement.

8.Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON THE NEXT PAGE

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

ARISTOTLE FUNDS SERIES TRUST

By: /s/ Joshua B. Schwab                 Name: Joshua B. Schwab             Title: Treasurer and Vice President         Date: 7/16/2026

U.S. BANCORP FUND SERVICES, LLC

By: /s/ Elizabeth Scalf
Name: Elizabeth Scalf
Title: Senior Vice President
Date: 7/17/2026

ARISTOTLE INVESTMENT SERVICES, LLC with respect to Section 8 of the Agreement only

By: /s/ Kim St. Hilaire                 Name: Kim St. Hilaire             Title: Chief Operating Officer     Date: 7/16/2026

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EXHIBIT A
to the
Fund Accounting Servicing Agreement Separate Series of Aristotle Funds Series Trust

Name of Series
Aristotle Ultra Short Income Fund Aristotle Short Duration Income Fund Aristotle Core Income Fund
Aristotle Core Bond Fund Aristotle Strategic Income Fund
Aristotle Floating Rate Income Fund Aristotle High Yield Bond Fund Aristotle Small/Mid Cap Equity Fund Aristotle Small Cap Equity Fund Aristotle Growth Equity Fund Aristotle Core Equity Fund
Aristotle International Equity Fund
Aristotle Portfolio Optimization Conservative Fund (to be renamed Aristotle Multi-Asset Income Fund effective July 29, 2026)
Aristotle Portfolio Optimization Moderate Conservative Fund (to be renamed Aristotle Multi-Asset Balanced Income Fund effective July 29, 2026)
Aristotle Portfolio Optimization Moderate Fund (to be renamed Aristotle Multi-Asset Balanced Fund effective July 29, 2026)
Aristotle Portfolio Optimization Growth Fund (to be renamed Aristotle Multi-Asset Growth and Income Fund effective July 29, 2026)
Aristotle Portfolio Optimization Aggressive Growth Fund (to be renamed Aristotle Multi-Asset Growth Fund effective July 29, 2026)Aristotle Value Equity Fund
Aristotle/Saul Global Equity Fund Aristotle Pacific EXclusive Fund Series H Aristotle Pacific EXclusive Fund Series I Aristotle Pacific EXclusive Fund Series C

Name of ETF Series
Aristotle Core Plus Income ETF Aristotle Multi-Sector Income ETF Aristotle Short Term Income ETF

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EXHIBIT B

Fees

Fees Applicable to Mutual Funds

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule
Annual Fee Based Upon Average Net Assets per Fund Complex*
[ ] basis points on the first $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the balance Minimum Annual Fee: $[ ] per fund

Services Included in Annual Fee Per Fund
•Advisor Information Source – On-line access to portfolio management and compliance information.
•Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
•Core Tax Services – See Additional Services Fee Schedule
All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

Data Services
Pricing Services
•$[ ] – Listed Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
•$[ ] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate, Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
•$[ ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Corporate; Government and Agency Bonds; and High Yield Bonds.
•$[ ] – Bank Loans
•Derivative Instruments are generally charged at the following rates:
o$[ ] – Interest Rate Swaps, Foreign Currency Swaps
o$[ ] – Swaptions
o$[ ] – Credit Default Swaps
$[ ]- Intraday money market funds pricing, up to 3 times per day
•$[ ] per Month Manual Security Pricing (>25per day)

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional swap setup fees.

5

Corporate Action and Factor Services
•$[ ] per Foreign Equity Security per Month
•$[ ] per Domestic Equity Security per Month
•$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)
•$[ ] per security per month for fund administrative data

SEC Modernization Requirements
•Form N-PORT – $[ ] per year, per Fund
•Form N-CEN – $[ ] per year, per Fund

Chief Compliance Officer Support Fee
•$[ ] per year per fund complex (Fund Series and ETF Series together)

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

The fees described above with respect to Fund Administration, Fund Accounting & Portfolio Compliance Services and the Chief Compliance Officer Support Fee apply to the services under both this Agreement and the Fund Sub-Administration Services Agreement between USBGFS and the Trust of even date herewith. For the avoidance of doubt, these fees will be assessed once for the Trust and not separately under each Agreement, even though each Agreement has an identical Exhibit B with respect to Fund Administration, Fund Accounting & Portfolio Compliance Services.

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7

EXHIBIT B-1

Fees Applicable to ETFs

Fees

Annual Base Fees
Based upon the Average Net Assets of the Fund Complex (Fund Series and ETF Series together)

	First $[ ]	Next $[ ]	Balance	Minimum Fee per Fund
Fund Administration & Fund Accounting	[ ] bps	[ ] bps	[ ] bps	$[ ]

Chief Compliance Officer Support Fee****	$[ ] per year per fund complex for each U.S. Bank service selected
Note: Additional fee of $[ ] for each additional blocker, Controlled Foreign Corporation (CFC), and/or sub-advisor; Additional fee of $[ ] for each intraday NAV calculation in excess of one strike per day. All schedules subject to change depending upon the use of unique security types requiring special pricing or accounting arrangements.
****Global Fund Services does not serve as the fund’s Chief Compliance Officer. ETFs are included in the $3,000 Chief Compliance Officer Support Fee for the mutuals funds.

Annual Base Fees include the following services:
•Fund Accounting: Maintain security master file and portfolio records; NAV calculation; reconciliation services; expense processing and reporting; maintain tax lot detail.
•Chief Compliance Officer Support Fee: Access to the CCO Portal including business line Critical Procedures, Compliance Controls, Reporting on Testing of Compliance Controls, Annual U.S. Bank Global Fund Services CCO Review, SOC1 audits of business lines; Quarterly 38a-1 certifications to the CCO; CCO events, including quarterly business update calls and periodic webinars and CCO forums.
*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). Fees are calculated pro rata and billed monthly.

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Fund Administration and Fund Accounting Services

Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)
•$[ ] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
•$[ ] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage-Backed Securities, and Municipal Bonds
•$[ ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds
•$[ ]- Bank Loans
•Derivative Instruments are generally charged at the following rates:
–$[ ]– Interest Rate Swaps, Foreign Currency Swaps
–$[ ] – Swaptions
–$[ ] – Credit Default Swaps
•$[ ] Intraday money market funds pricing, up to 3 times per day
•$[ ] per Month Manual Security Pricing (>25per day)

Note: Prices are based on using Fund Services’ primary service provider which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs, CDOs, private credit, private equity, and complex derivative instruments, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action, Factor (security paydown & prepayment time series), and ETF Income Projection Services
•$[ ] per Foreign Equity Security per Month for Corporate Action Services
•$[ ] per Domestic Equity Security per Month for Corporate Action Services
•$[ ] per CMO and Asset Backed Security per Month for Factor Services
•$[ ] per Fixed Income Security per Month for ETF Income Projections

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
•$[ ] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)

9

Index Service Fees
•$[ ] per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
•$[ ] per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg, S&P, Dow Jones, CBOE, and HFR Indexes
•$[ ] per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
•$[ ] per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
•$[ ] per month per fund additional fee for creation of a blended index, in addition to Tier index fees.

Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fees. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.

All Data Service charges are subject to change based on cost increases from underlying data providers.

Regulatory Filing Requirements
•Form N-PORT – $[ ] per year, per Fund
•Form N-CEN – $[ ] per year, per Fund
•Tailored Shareholder Reporting - $[ ] per year, per fund (first class), $[ ] per year for each additional class

Optional Daily Post-Trade Compliance Reporting Services
•Base fee - $[ ] per fund per year
•Setup - $[ ] per fund group

Section 15(c) Reporting
•$[ ] per fund per standard reporting package for annual 15(c) meeting*
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
•Additional 15(c) reporting is subject to additional charges
•Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.
Administrative Services – C-Corporations
•1940 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
•1933 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]

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Transfer In-Kind Services
•Secondary Books for Cost Basis Tracking – $[ ] per sub-account per year

ESG Compliance Reporting Services
•Monthly Investor Transparency Reporting $[ ] per year per fund.
Fund Services will provide a portfolio level ESG risk rating – across several criteria – to either the investment manager or the underlying investors as needed monthly. The ESG risk rating will be derived from leading market vendor data received in respect of those equity or equity derived portfolio investments where the corresponding risk data can be sourced. The risk rating will be assigned at a portfolio level based on its month end holdings and will be expressed as either a percentage of Net Asset Value or as a percentage of total portfolio holdings.

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Tax Reporting – C-Corporations
Federal Tax Returns
•Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[ ]
•Prepare Federal and State extensions (If Applicable) – Included in the return fees
•Prepare provision estimates – $[ ] Per estimate

State Tax Returns
•Prepare state income tax returns for funds and blocker entities – $[ ] per state return
•Sign state income tax returns – $[ ] per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $[ ] per fund

Tax Reporting – Controlled Foreign Corporations (CFCs) Prepare book-to-tax adjustments & Form 5471– $[ ] per year Optional Tax Services
•Additional Capital Gain Dividend Estimates – (First two included in core services) –
$[ ] per additional estimate
•State tax returns - (First two included in core services) – $[ ] per additional return

Wash Sales Reporting Services Offering

Transactions	Annual Price (USD)
1-500	$[ ]
501-15,000	$[ ]
15,001-30,000	$[ ]
30,001-75,000	$[ ]
75,001-150,000	$[ ]
150,001-250,000	$[ ]
250,000+	$[ ] per transaction

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EXHIBIT C

Services

CORE SERVICES FOR BOTH FUND SERIES AND ETF SERIES

I.Fund Accounting Services

A.Portfolio Accounting Services:

1.Maintain the security master file for each Fund.

2.Maintain portfolio records on a trade date+1 basis using security trade information communicated from the Funds’ investment adviser.

3.Track and properly reflect corporate actions (e.g., stock splits, dividends, mergers, rights issuances, spin-offs, etc.) impacting the securities positions held by the Funds.

4.As of the close of business on each day the Funds value their portfolio positions (each, a “Valuation Date”), obtain prices from a pricing source approved by the Board or its valuation designee and apply those prices to the Funds’ portfolio positions (also hereinafter referred to as “securities”). For those securities where market quotations are not readily available, the Board or its valuation designee shall determine fair value. USBGFS shall be entitled to rely on such prices and/or fair valuations without investigation or verification.

5.Identify interest and dividend accrual balances as of each Valuation Date and calculate gross earnings on investments for each accounting period.

6.Determine gain/loss on security sales and identify them as short-term or long-term; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each Valuation Date.
7.On a daily basis, reconcile cash of the Funds with the Funds’ custodian and/or prime brokerage account(s).

8.Transmit a copy of the Funds’ portfolio valuations to the Funds’ investment adviser(s) daily.

9.Review the impact of current day’s activity on a per share basis, and review changes in market value.

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B.Expense Accrual and Payment Services

1.For each Valuation Date, monitor the expense accrual amounts as directed by the Funds as to methodology, rate or dollar amount.

2.Process and record payments for Fund expenses.

3.Account for Fund expenditures and maintain expense accrual balances at the level of accounting detail, as agreed upon by USBGFS and the Trust.

4.Provide expense accrual and payment reporting.

C.NAV Calculation and Financial Reporting Services

1.Account for Fund share purchases, sales, exchanges, transfers, dividend reinvestments, and other Fund share activity as reported by the Funds’ transfer agent on a timely basis.

2.Apply equalization accounting as directed by the Funds.

3.Determine net investment income (earnings) for the Funds as of each Valuation Date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each Valuation Date.

4.Determine the net asset value of the Funds according to the accounting policies and procedures set forth in each Fund's current Prospectus.

5.Calculate per share net asset value, per share net earnings, and other per share amounts reflective of Fund operations at such time as required by the nature and characteristics of the Funds.

6.Maintain a general ledger and other accounts, books, and financial records for the Funds.

7.Communicate to the Funds, at an agreed upon time, the per share net asset value for each Valuation Date.
8.Prepare monthly reconciliations of sub-ledger reports to month-end ledger balances.

9.Prepare monthly security transactions listings for each Fund.

D.Tax Accounting Services

1.Maintain accounting records for the investment portfolio of the Funds to support the tax reporting required for “regulated investment companies” under the Internal Revenue Code of 1986, as amended (the “Code”).

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2.Maintain tax lot detail for each Fund’s investment portfolio.

3.Calculate taxable gain/loss on security sales using the tax lot relief method designated by the Funds.
4.Provide the necessary financial information to calculate the taxable components of income and capital gains distributions to support tax reporting to the shareholders.

E.Audit Support Services

1.Support reporting to regulatory bodies and financial statement preparation by making the Funds’ accounting records available to the Funds, the SEC, and the Funds’ independent registered public accounting firm (“IRPAF”), in each case as requested by a Fund.

2.Maintain accounting records for the Funds as required by the 1940 Act and regulations provided thereunder.

3.Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Funds in connection with any certification required of a Fund pursuant to the SOX Act or any rules or regulations promulgated by the SEC thereunder, provided the same shall not be deemed to change USBGFS’ standard of care as set forth herein.

4.Cooperate with the Funds’ IRPAF and take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such IRPAF for the expression of their opinion on the Funds’ financial statements, without any qualification as to the scope of their examination.

F.If the Trust so elects, USBGFS shall provide the Rule 2a-5 supplemental services described on, and subject to the terms and conditions of, Exhibit E.

G.If the Trust so elects, USBGFS shall provide the Rule 18f-4 supplemental services described on, and subject to the terms and conditions of, Exhibit F.

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EXHIBIT D

Services CORE SERVICES SPECIFIC TO ETF SERIES
I.SEC Registration and Reporting Support
A.Assist Fund counsel with application for exemptive relief, when applicable

ADDITIONAL AND SUPPLEMENTAL SERVICES

Any additional or supplemental services not listed above may be provided from time to time upon mutual agreement of the parties, subject in all cases to the terms and conditions of this Agreement. Any such additional or supplemental services shall be provided at the fees specified on Exhibit B-1 or at USBGFS’ then current standard rates for such services if not specified.

USBGFS MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, WITH RESPECT TO THE ACCURACY OF FUND DATA RECEIVED, INCLUDING WITHOUT LIMITATION, ANY REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OF SUCH INFORMATION OR ITS FITNESS FOR A PARTICULAR PURPOSE.

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EXHIBIT E

Rule 2a-5 Supplemental Services

1.If the Trust elects to receive the Rule 2a-5 Supplemental Services, USBGFS shall provide the following services to the Funds (the “Rule 2a-5 Supplemental Services”):

A.Price Comparison Report

i.The Price Comparison Report is a monthly report showing prices from an alternative source chosen by USBGFS for certain instruments held by a Fund.

B.Back-testing and Calibration Report

i.The Back-testing and Calibration Report shows (a) the actual buy price for certain instruments held by a Fund compared to the next price used for such instrument in the Fund’s NAV and (b) the actual sale price of certain instruments held by a Fund compared to the prior price used for such instrument in the Fund’s NAV.

C.Adviser Valuation Oversight Report

i.The Adviser Valuation Oversight Report is graphic overview of the Fund’s assets, the pricing sources used by the Fund, the types of prices used, and the preliminary fair value leveling utilized for Form NPORT.

2.The Trust shall pay USBGFS fees for the Rule 2a-5 Supplemental Services for each Fund receiving such services based upon the number of level 2 instruments (as defined by the Fund’s Topic 820 Report) held by each such Fund as a percentage of that Fund’s total positions in accordance with the following table:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund1
5% or less	$[ ]
More than 5% but less than 25%	$[ ]
25% or more	$[ ]

3.The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly

1 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from USBGFS’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

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to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

4.The alternative pricing information provided in the Rule 2a-5 Supplemental Services is intended for comparison purposes only. THE TRUST IS RESPONSIBLE FOR SELECTING THE PRICING SOURCES USED FOR EACH INSTRUMENT HELD BY EACH FUND FOR CALCULATING THE FUND’S NET ASSET VALUE, FOR DETERMINING THE APPROPRIATE PRICING METHODOLOGIES USED BY EACH FUND, AND FOR DETERMINING THAT THE PRICES USED FOR EACH
INSTRUMENT ARE APPROPRIATE. USBGFS shall not have any obligation to verify the accuracy or appropriateness of any prices, evaluations, market quotations, or other data or pricing related inputs received from the Trust, the Fund, any of their affiliates, or any third-party source. Notwithstanding anything else in this Addendum or the Agreement to the contrary, USBGFS and its affiliates shall not be responsible or liable for any mistakes, errors, or mispricing, or any losses related thereto, resulting from any inaccurate, inappropriate, or fraudulent prices, evaluations, market quotations, or other data or pricing related inputs received from the Trust, the Fund, any of their affiliates, or any third-party source.

5.USBGFS shall only include pricing comparison information in the Rule 2a-5 Supplemental Services from third-party sources. USBGFS shall not be responsible for (i) providing any discretionary or subjective valuation of any instrument, (ii) providing any pricing information not available from a third-party source, (iii) providing any recommendation or opinion on whether a primary price or a comparison price is appropriate, or (iv) determining the appropriate pricing source for any instrument.

6.The Trust acknowledges that it is responsible for determining the suitability and applicability of the information obtained through the Rule 2a-5 Supplemental Services. USBGFS MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, WITH RESPECT TO THE SUITABILITY AND ACCURACY OF INFORMATION PROVIDED IN THE RULE 2a-5 SUPPLEMENTAL SERVICES.

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EXHIBIT F

SEC Derivatives Rule 18f-4 Supplemental Services

1.USBGFS has entered into agreements with Confluence Technologies (“Confluence”) to provide data (the “Confluence Data”) and access for the Trust to Confluence’s web platform (“Platform”) for use in or in connection with the compliance and reporting requirements under the Rule (the “Rule 18f-4 Supplemental Services”).

2.If the Trust elects to receive the Rule 18f-4 Supplemental Services, the Trust shall pay the following additional fees associated with complying with the requirements of the Rule, including the access to the third-party web platform, commencing on the date the Trust begins accessing the third-party web platform:

Offering	Price per Fund per Month*
Limited Derivatives User	$[ ]
Full Derivatives User (no OTC derivatives)	$[ ]
Full Derivative User (with 1-5 OTC derivatives)	$[ ]
Full Derivative User (with 5 or more OTC derivatives)	$[ ]
Closed Fund Data Maintenance Fee	$[ ]
*Additional fees may apply from index providers

3.In connection with the provision of the Confluence Data and access to the Platform, Confluence requires certain provisions to be included in the Agreement. Accordingly, the Trust agrees that it shall (a) comply with all laws, rules and regulations applicable to accessing and using the Confluence Data and Platform, (b) not use the Confluence Data for any purpose independent of complying with the requirements of the Rule, (c) exculpate Confluence, its affiliates and their respective suppliers from any liability or responsibility of any kind relating to the Trust’s receipt or use of the Confluence Data (including expressly disclaiming all warranties). The Trust further agrees that Confluence shall be a third-party beneficiary of the Agreement solely with respect to the foregoing provisions (a) – (c).

4.The Trust acknowledges that it is responsible for determining the suitability and accuracy of the information obtained through its access to the Platform. USBGFS MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESSED OR IMPLIED, WITH RESPECT TO THE SUITABILITY AND ACCURACY OF FUND DATA, SYSTEMS, INDUSTRY INFORMATION AND PROCESSES ACCESSED THROUGH THE PLATFORM.

5.In the event of termination of the Rule 18f-4 Supplemental Services, the Trust shall immediately end its access to the Platform and return all codes, system access mechanisms, programs, manuals and other written information to USBGFS, and shall, to the extent reasonably technically practicable and permitted by applicable law, destroy or erase all

19

such information on any storage medium, unless such access continues to be permitted pursuant to a separate agreement.
6.The Trust assumes exclusive responsibility for the consequences of any instructions it may give to USBGFS, for failure to properly access the Platform in the manner prescribed by USBGFS, and for the Trust’s failure to supply accurate and complete information to USBGFS.

7.The Trust must provide USBGFS with such information as is requested by USBGFS or Confluence to assist in developing the Confluence Data needed for the Trust’s obligations under the Rule. The Trust must provide USBGFS with such information as is necessary for USBGFS to provide the Trust with access to the Platform.

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